UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2019 (December 11, 2019)

HELIX ENERGY SOLUTIONS GROUP, INC.
(Exact name of registrant as specified in its charter)

Minnesota		001-32936	95-3409686
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

3505 West Sam Houston Parkway North
Suite 400
Houston,	Texas	77043
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code 281-618-0400
NOT APPLICABLE
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HLX	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Clawback Policy. On December 12, 2019, the Board of Directors (the “Board”) of Helix Energy Solutions Group, Inc. (the “Company”) adopted an Incentive Award Recoupment Policy (the “Clawback Policy”) that allows recovery of certain cash incentive payments and equity-based compensation provided to the Company’s Chief Executive Officer and Chief Financial Officer (the “Covered Officers”). In the event the Company is required to prepare a financial restatement, the Board may recoup from the Covered Officers erroneously awarded incentive compensation received within the one year preceding the date on which the Board determines a financial restatement is required if the Board determines that the Covered Officer engaged in fraud, negligence or other misconduct that contributed to the need for the financial restatement. In addition, if a Covered Officer engages in misconduct that has caused material financial, operational or reputational harm to the Company, the Board may recoup incentive compensation received by the Covered Officer during and after the period in which the misconduct occurred. Misconduct subject to the Clawback Policy must have occurred within the one year preceding the date on which the Board determines that misconduct occurred.

The Board intends to revisit the Clawback Policy in accordance with any final rules and regulations issued by the Securities and Exchange Commission and/or any applicable listing exchange, in connection with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

Form of LTIP Award Agreement. On December 11, 2019, the Compensation Committee of the Board (the “Committee”) adopted a revised form of award agreement for Performance Share Unit awards issued under the Company’s 2005 Long-Term Incentive Plan, as amended and restated effective May 15, 2019 (the “LTIP”). The form of award agreement was adopted by the Committee consistent with the LTIP as approved by the Company’s shareholders on May 15, 2019. This form of award agreement will be utilized until the Committee determines otherwise.

The foregoing is only a brief description of the terms of the Clawback Policy and form of award agreement, does not purport to be complete and is qualified in its entirety by reference to the Clawback Policy and the form of award agreement, copies of which are attached hereto as Exhibits 99.1 and 10.1, respectively, and incorporated herein by reference.

Executive Officer Compensation. On December 11, 2019, the Committee approved an increase in compensation for Scotty Sparks, the Company’s Executive Vice President and Chief Operating Officer; Erik Staffeldt, the Company’s Executive Vice President and Chief Financial Officer; and Ken Neikirk, the Company’s Senior Vice President, General Counsel and Corporate Secretary. Beginning January of 2020, Mr. Sparks’s base salary will be $460,000 (an $85,000 increase from his current salary), and his bonus target will be $460,000 (an $85,000 increase from his current bonus target). Beginning January of 2020, Mr. Staffeldt’s base salary will be $440,000 (a $65,000 increase from his current salary), and his bonus target will be $440,000 (a $65,000 increase from his current bonus target). Beginning January of 2020, Mr. Neikirk’s base salary will be $360,000 (a $60,000 increase from his current salary), and his bonus target will be $360,000 (a $60,000 increase from his current bonus target).

Information related to the other elements of total compensation for the Company’s named executive officers will be disclosed in the Company’s 2020 Proxy Statement to the extent required by the rules related to proxy statements and the disclosure of executive compensation.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
10.1	Form of Performance Share Unit Award Agreement.
99.1	Incentive Award Recoupment Policy, adopted December 12, 2019.

101.INS	XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.
101.SCH	XBRL Schema Document.
101.CAL	XBRL Calculation Linkbase Document.
101.DEF	XBRL Definition Linkbase Document.
101.LAB	XBRL Label Linkbase Document.
101.PRE	XBRL Presentation Linkbase Document.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    December 13, 2019

HELIX ENERGY SOLUTIONS GROUP, INC.

By:	/s/ Kenneth E. Neikirk
Kenneth E. Neikirk
Senior Vice President, General Counsel and Corporate Secretary